EXHIBIT K

December 22, 2009

Minister of Finance

Ministry of Finance

Federative Republic of Brazil

Esplanada dos Ministérios

Bloco P

70048-900, Brasília-DF

BRAZIL

Re:	Federative Republic of Brazil
Registration Statement No. 333-142116

Ladies and Gentlemen:

I, the Deputy Attorney General of the National Treasury of the Ministry of Finance of the Federative Republic of Brazil (“Brazil”), have reviewed the above-referenced Registration Statement (the “Registration Statement”), including the Prospectus dated May 8, 2007, the Prospectus Supplement dated December 15, 2009 constituting a part thereof, the Fiscal Agency Agreement dated as of November 1, 1996 between Brazil and The Bank of New York Mellon (successor-in-interest to JPMorgan Chase Bank, N.A.), including the form of Note attached thereto, each as amended by Amendment No. 1 dated as of April 28, 2003, Amendment No. 2 dated as of March 30, 2004, and Amendment No. 3 dated as of June 28, 2004 (the “Fiscal Agency Agreement”), previously filed as part of Brazil’s Registration Statement on Schedule B (Registration No. 333-6682) and made a part of the Registration Statement, and the Underwriting Agreement dated December 15, 2009 (the “Underwriting Agreement”) among Brazil and Goldman, Sachs & Co., and Morgan Stanley & Co. Incorporated as representatives for the several underwriters, (together, the “Underwriters”), pursuant to which Brazil proposes to issue its 5.875% Global Bonds due 2019 (the “Global Bonds”).

The issuance of the Global Bonds has been authorized pursuant to Resolution No. 20 dated November 16, 2004 of the Federal Senate of Brazil, enacted pursuant to Article 52 of the Constitution of the Federative Republic of Brazil.

It is my opinion that the Global Bonds have been duly authorized, and when executed and delivered by Brazil and authenticated pursuant to the Fiscal Agency Agreement and delivered pursuant to the Underwriting Agreement, the Prospectus (including, without limitation, the Prospectus Supplement) and any amendment or supplement thereto, the Global Bonds will constitute valid and legally binding direct and unconditional obligations of Brazil under the present laws of Brazil.

I hereby consent to the filing of this opinion as Exhibit K to Amendment No. 2 to the Annual Report of Brazil on Form 18-K/A for the fiscal year ended December 31, 2008. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sônia de Almendra Freitas Portella Nunes
Sônia de Almendra Freitas Portella Nunes
Deputy Attorney General of the National Treasury of Brazil